UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

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On February 15, 2022, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Norcross, Braca Group Announce Engagement of Raymond James to Advise in Connection with Republic First

On Friday, Republic First’s Board Announced it Had Authorized Advisors to Communicate with Norcross, Braca Group

CAMDEN, NJ: Today, the group led by George E. Norcross, III and Greg Braca sent a letter to the Board of Directors of Republic First Bancorp, Inc. (FRBK) (“Republic First”) welcoming last week’s statement that the Board had authorized its advisors at Keefe, Bruyette & Woods, Inc. to communicate directly with the Norcross-Braca group. In their letter, the Norcross Braca group advised Republic First that Raymond James & Associates, Inc. (“Raymond James”) is acting as its financial advisor.

Last week, the Norcross Braca group announced it had increased its ownership share of Republic First to 9.6% and that it would oppose the reappointment of Vernon Hill, Barry L. Spevak and Theodore J. Flocco, Jr., at the next Republic First Bancorp, Inc. (FRBK) Board of Directors meeting and support the slate nominated by Driver Management Company, LLC (Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III).

A copy of today’s letter to the FRBK Board of Directors is attached. Please visit www.sec.gov [sec.gov] for a copy of the amended Schedule 13D.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING OF SHAREHOLDERS OF REPUBLIC FIRST BANCORP, INC. (THE “ISSUER”). A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ ANY DEFINITIVE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.